Exhibit 99.6

SCHEDULE A

The name, business address, present principal occupation and citizenship of each director and executive officer (or person performing similar functions) of the Reporting Persons is set forth below.

PJ Millennium Limited Partnership

Position	Name and Business	Present Principal	Citizenship
	Address	Occupation

Director of Lochpine	XIA Tianqing	Managing Director of	Singapore
BG I GP Limited, the		Lochpine Capital
general partner of PJ	Suite 2301-04, CITIC	Limited
Millennium Limited	Tower, 1 Tim Mei
Partnership	Avenue, Central,
Hong Kong

PJ Millennium I Limited

Position	Name and Business	Present Principal	Citizenship
	Address	Occupation

Director	XIA Tianqing	Managing Director of	Singapore
Lochpine Capital
	Suite 2301-04, CITIC	Limited
Tower, 1 Tim Mei
Avenue, Central,
Hong Kong

PJ Millennium II Limited

Position	Name and Business	Present Principal	Citizenship
	Address	Occupation

Director	XIA Tianqing	Managing Director of	Singapore
Lochpine Capital
	Suite 2301-04, CITIC	Limited
Tower, 1 Tim Mei
Avenue, Central,
Hong Kong

Lochpine BG I GP Limited

Position	Name and Business	Present Principal	Citizenship
	Address	Occupation

Director	XIA Tianqing	Managing Director of	Singapore
Lochpine Capital
	Suite 2301-04, CITIC	Limited
Tower, 1 Tim Mei
Avenue, Central,
Hong Kong

Lochpine Capital Limited

Position	Name and Business	Present Principal	Citizenship
	Address	Occupation

Director	WANG Hongbo	Chairman of Lochpine	Hong Kong, China
	Suite 2301-04, CITIC	Capital Limited

Tower, 1 Tim Mei
Avenue, Central,
Hong Kong